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                                                                   Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Registration Statement of Expedia, an operating unit of Microsoft Corporation, on Form S-1 of our report dated September 21, 1999, appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Seattle, Washington
September 22, 1999